EXHIBIT 21.1

SUBSIDIARIES OF OSI SYSTEMS, INC.

Blease Medical Holdings Ltd	London, United Kingdom

CXR Limited	Surrey, United Kingdom

Del Mar Reynolds Medical Ltd	London, United Kingdom

Dolphin Medical Pte Ltd.	Singapore

Dolphin Medical, Inc.	Hawthorne, California

ECIL Rapiscan Ltd.	Andhra Pradesh, India

Ferson Technologies, Inc.	Ocean Springs, Mississippi

Metorex Security Products, Inc.	Torrance, California

Opto Sensors Hong Kong Limited	Hong Kong

OSI Defense Systems, L.L.C.	Orlando, Florida

OSI Electronics Pte Ltd	Singapore

OSI Electronics, Inc.	Camarillo, California

OSI Optoelectronics AS	Horten, Norway

OSI Optoelectronics Limited	Nicosia, Cyprus

OSI Optoelectronics, Inc.	Hawthorne, California

OSI Optoelectronics Sdn. Bhd.	Johor Bahru, Malaysia

OSI Systems Private Limited	Andhra Pradesh, India

Osteometer MediTech, Inc.	Hawthorne, California

PT OSI Electronics	Batam, Indonesia

PT OSI Systems	Batam, Indonesia

Rapiscan Systems Electrical Trading LLC	Abu Dhabi

Rapiscan do Brazil Ltda	Rio de Janeiro, Brazil

Rapiscan Laboratories, Inc.	Sunnyvale, California

Rapiscan Systems (Cyprus) Limited	Nicosia, Cyprus

Rapiscan Systems Australia Pty Ltd	Victoria, Australia

Rapiscan Systems Hong Kong Limited	Hong Kong

Rapiscan Systems Limited	Salfords, United Kingdom

Rapiscan Systems Oy	Espoo, Finland

Rapiscan Systems Pte. Ltd.	Singapore

Rapiscan Systems Sdn. Bhd.	Johor Bahru, Malaysia

Rapiscan Systems, Inc.	Hawthorne, California

Rapiscan Systems, S.A. de C.V.	Colonia Juarez, Mexico

S2 Global, Inc.	Delaware

S2 Services Puerto Rico, LLC	Puerto Rico

S2 Services, Ltd.	Cayman Islands

SL Healthcare Limited	Nicosia, Cyprus

Spacelabs Healthcare (Canada), Inc.	Ontario, Canada

Spacelabs Healthcare GmbH	Feucht, Germany

Spacelabs Healthcare, Inc.	Delaware

Spacelabs Healthcare, LLC	Issaquah, Washington

Spacelabs Healthcare Ltd.	United Kingdom

Spacelabs Healthcare Medical Equipment (Suzhou) Co., Ltd	Suzhou, China

Spacelabs Healthcare Pte. Ltd.	Singapore

Spacelabs Healthcare SAS	Creteil, France

Spacelabs Healthcare s.r.l.	Verona, Italy

Spacelabs Healthcare Trading (Shanghai) Co., Ltd	Shanghai, China

Spacelabs Medical, Inc.	Delaware